Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Twin Disc, Incorporated Annual Report on Form 10-K for the year ended June 30, 2010.

/s/ PricewaterhouseCoopers, LLP

Milwaukee, Wisconsin

October 15, 2010